Exhibit 99.1

For Immediate Release on Tuesday, November 12, 2013

GASCO ENERGY ANNOUNCES THIRD QUARTER 2013

FINANCIAL AND OPERATING RESULTS

DENVER — November 12, 2013 /PRNewswire-FirstCall/ — Gasco Energy, Inc. (OTCQB: GSXN) (“Gasco” or the “Company”) today announced financial and operating results for the third quarter ended September 30, 2013.

Q3-13 Financial Results

Oil and gas sales for the third quarter ended September 30, 2013 were $2.5 million, as compared to $1.8 million for the same period in 2012.  Natural gas sales comprised 79% of total oil and gas sales for Q3-13.   The 38% year-over-year increase in oil and gas sales is primarily attributed to a 57% increase in the average price received for the Company’s natural gas volumes, offset in part by an 11% decrease in equivalent production volumes.

Gasco’s average realized natural gas price was $4.40 per thousand cubic feet of natural gas (Mcf) for Q3-13, as compared to $2.81 per Mcf in the prior-year period. Gasco currently does not hedge its natural gas volumes.

The average realized oil price for Q3-13 was $89.57 per barrel, as compared to $83.14 per barrel for the prior-year period.  Gasco currently does not hedge its crude oil volumes.

For Q3-13, Gasco reported a net loss of $3.1 million, or $0.02 per basic and diluted share, as compared to a net loss of $3.2 million, or $0.02 per basic and diluted share in Q3-12.

As of September 30, 2013, Gasco’s total assets were $51.3 million, its stockholders’ equity was $10.0 million, and cash and cash equivalents were $2.0 million.

Net cash provided by operating activities during Q3-13 was $96,000, as compared to net cash provided by operating activities of $1.2 million in the comparable 2012 reporting period.  Net cash used in investing activities during Q3-13 was $118,000, as compared to $768,000 in the prior-year period.

Q3-13 Unit Cost and Expense Comparisons

Gasco Energy, Inc.				% Change
Unit Cost Analysis	Q3-13	Q2-13	Q3-12	Sequential	Q-o-Q
Sales Volumes in Barrels of Oil Equivalent (Mcfe)	483,387	565,480	542,092	-15%	-11%
Average Price Received Gas ($ / Mcf)	$4.40	$4.50	$2.81	-2%	57%
Average Price Received Oil ($ / Bbl)	89.57	82.92	83.14	8%	8%
LOE Components
Direct Operating Expenses ($ / Mcfe)	1.53	1.65	1.29	-7%	19%
Workover Expense ($ / Mcfe)	0.00	0.10	0.42	-98%	-99%
Production Tax ($ / Mcfe)	0.16	0.06	0.10	156%	64%
Total Lease Operating Expense ($ / Mcfe)	1.69	1.81	1.80	-7%	-6%
Transportation Expense ($ / Mcfe)	1.70	1.60	0.60	6%	181%
DD&A Expense ($ / Mcfe)	0.74	0.70	0.97	5%	-24%
G&A Expense ($ / Mcfe)	1.79	2.55	1.98	-30%	-10%
Non-cash Stock-based Compensation Expense ($ / Mcfe)	$0.08	$0.08	0.15	-4%	-44%

Q3-13 Production

Estimated cumulative net production for Q3-13 was 483.4 million cubic feet of natural gas equivalent (MMcfe), as compared to 542.1 MMcfe in the prior-year period.  Included in the Q3-13 equivalent calculation are production volumes of 5,882 barrels of liquid hydrocarbons, as compared to the prior-year period production volumes of 4,304 barrels of liquid hydrocarbons.  Net production changes are attributed to normal production declines in existing wells, which were partially offset by new producing wells and recompletions and workovers of existing wells.

Nine-Month 2013 Period

Note Regarding Uinta Basin Joint Venture

During Q1-12, Gasco conveyed a 50% interest in certain of its Uinta Basin properties to its joint venture partner concurrent with the March 22, 2012 closing of the transaction.  Due to the late first quarter 2012 closing date of the 50% interest conveyance, operational and financial results for the nine-month period ended September 30, 2013 are generally comparable to the prior nine-month period.

Oil and gas sales for the nine-month period of 2013 were $7.2 million, as compared to $6.6 million for the same period in 2012.  The 10% increase in oil and gas sales during the nine-month period of 2013, as compared to the prior-year period, is primarily attributed to a 57% increase in prices received for natural gas volumes, offset in part by a 26% decline in equivalent production.

The average prices received for the nine-month period ending September 30, 2013 were $4.13 per Mcf and $84.02 per barrel of oil, as compared to $2.63 per Mcf and $84.84 per barrel in the same period of 2012.

For the nine-month period of 2013, Gasco reported a net loss of $7.8 million, or $0.05 per share, as compared to a net loss of $13.4 million, or $0.08 per share in the prior-year period.  Included in the nine-month period of 2013 results are a non-cash gain of $0.8 million attributed to derivatives and $1.0 million non-cash loss related to an impairment of the carrying value of the Company’s inventory.  During June 2012, the Company settled its remaining commodity hedge contract, and the Company currently does not have any commodity hedges in place.

Net cash provided by operating activities for the nine-month period of 2013 was $0.4 million as compared to net cash used in operating activities of $2.2 million for the same period in 2012.  The Company invested approximately $1.3 million during the first nine months of 2013 in oil and gas activities.  Net cash provided by investing activities during the nine-month period of 2012 included $19.2 million in cash proceeds from the sale of certain of the Company’s Uinta Basin assets as part of the previously announced Uinta Basin joint venture.

Outlook

Due to the extended decline in natural gas prices in recent years resulting primarily from excess domestic production, Gasco has not been able to recover its exploration and development costs as anticipated.  As such, there is substantial doubt regarding the Company’s ability to generate sufficient cash flows from operations to fund its ongoing operations, and the Company currently anticipates that cash on hand, available cash under the credit facility described below and forecasted cash flows from operations will only be sufficient to fund cash requirements for working capital through February 2014. This expectation has been revised from Gasco’s previous estimate included in the Form 10-Q for the quarter ended June 30, 2013 due to the completion of the October 2013 transaction discussed below, the implementation of cost savings measures and cash management strategies. This estimate is based on various assumptions, including those related to future natural gas and oil prices, production results and the effectiveness of the Company’s cash management strategy discussed below, some or all of which may not prove to be correct and may result in the Company’s inability to meet cash requirements prior to the end of February 2014.   As a result of these factors, there is substantial doubt about the Company’s ability to continue as a going concern.

Restructuring Transactions

Gasco has been seeking to restructure or refinance its debt or sell assets to improve the Company’s liquidity position since mid-year 2012. During this period, Gasco operated without a credit facility, was delisted from the NYSE MKT LLC, and defaulted under Gasco’s 5.5% Convertible Senior Notes due 2015 (the “2015 Notes”).

The Company and Stephens Inc., Gasco’s financial advisor, conducted a process to evaluate various strategic alternatives.  As previously announced, the restructuring agreements resulting from this process involved an investment in the Company by Markham LLC (“Markham”) and Orogen Energy, Inc. (“Orogen”). On October 17, 2013, these investors acquired the $45,168,000 aggregate principal amount of Gasco’s 2015 Notes and accrued interest thereon, all 182,065 outstanding Series C convertible preferred shares (“Series C Stock”) and common shares owned by the holders of the 2015 Notes. Then on October 18, 2013, the investors exchanged the 2015 Notes, accrued interest and Series C Stock for 393,550,372 shares of the Company’s common stock and 50,000 shares of the newly-created Series D convertible preferred stock (“Series D Stock”) (the “Restructuring Transactions”). As a result of the Restructuring Transactions, the new investors now have fully-diluted control of approximately 97.9% of the equity of the Company. In addition, the Company recorded a derivative instruments liability of $71,000 to cover the potential put of warrants of the Company to it.

The new Series D Stock is convertible into 7,295,744,128 shares of common stock and is redeemable October 19, 2014 at the option of the holders for $100 per share plus accrued and unpaid dividends of 10% per annum.

Because the Company does not currently have a sufficient number of authorized and unreserved common shares to permit the full conversion of the Series D Stock, Gasco’s Board of Directors has approved and adopted an amendment to its charter to increase the number of common shares and has recommended to the stockholders that they approve the charter amendment by written consent. The written consent approving the charter amendment was subsequently executed by Markham and Orogen on October 23, 2013, but the charter amendment is not yet effective pending the completion of required SEC filings.

In addition to the exchange of debt and securities for the new common and preferred shares, Markham and Orogen have established a 120-day, $5 million senior secured credit facility to fund the Company’s working capital and capital expenditure requirements.  For extending the credit facility, Gasco also issued to Markham and Orogen a total of 250,000 shares of Gasco common stock.

Following the closing of the Restructuring Transactions, the size of Gasco’s Board of Directors was set at three members effective immediately and Gasco accepted the resignations of Richard J. Burgess, Charles B. Crowell, Steven D. Furbush and John A. Schmit as directors.  Richard S. Langdon remains a director and interim President and Chief Executive Officer of the Company. G. Wade Stubblefield was appointed to the Board of Directors of the Company upon the closing and the Company intends to add L. Edward Parker as a director upon compliance with Section 14(f) of the Securities Exchange Act of 1934, as amended, and making required SEC filings.

Teleconference Call

Management will not host a third quarter 2013 financial and operating results conference call.

About Gasco Energy

Denver-based Gasco Energy, Inc. is a natural gas and petroleum exploitation, development and production company engaged in locating and developing hydrocarbon resources, primarily in the Rocky Mountain region and in California’s San Joaquin Basin.  Gasco’s principal business is the acquisition of leasehold interests in petroleum and natural gas rights, either directly or indirectly, and the exploitation and development of properties subject to these leases.  Gasco focuses its drilling efforts in the Riverbend Project located in the Uinta Basin of northeastern Utah, targeting the oil-bearing Green River Formation and the natural gas-prone Wasatch, Mesaverde, Blackhawk, Mancos, Dakota and Morrison formations.  To learn more, visit Gasco’s website at www.gascoenergy.com.

Contact for Gasco Energy, Inc.: Investor Relations: 303-483-0044

Forward-looking Statements

Certain statements set forth in this press release relate to management’s future plans, objectives and expectations.  Such statements are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended.  All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding Gasco’s strategic alternatives, future financial position, expectations with respect to its liquidity, capital resources and ability to continue as a going concern, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. These statements express, or are based on, management’s current expectations and forecasts about future events. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “would,” “could,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “foresee,” or “continue” or the negative thereof or similar terminology.

Although any forward-looking statements contained in this press release or otherwise expressed by us are to the knowledge and in the judgment of management, believed to be reasonable when made, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken.  Forward-looking statements involve and may be affected by inaccurate assumptions, and by known and unknown risks and uncertainties (some of which are beyond Gasco’s control), which may cause Gasco’s actual performance and financial results in future periods to differ materially from any expectation, projection, estimate or forecasted result.  The key factors that may cause actual results to vary from those Gasco expects include Gasco’s ability to maintain adequate cash flow from operations or obtain adequate financing to fund Gasco’s capital expenditures and meet working capital needs and its related ability to continue as a going concern; volatility and decline in Gasco’s stock price and the ability of its common stock to remain traded on the OTCQB Marketplace; the ability to meet firm commitment delivery obligations in gathering, transportation and processing agreements or otherwise satisfy minimum volume deficiency payment obligations; the ability to maintain relationships with suppliers, customers; employees, stockholders and other third parties in light of its current liquidity situation and recent results of operations; overall demand for natural gas and oil in the United States and related fluctuations in natural gas and oil prices, upon which Gasco’s operating results are directly dependent and which impact Gasco’s ability to produce economically; any requirement that Gasco write down the carrying value of its oil and gas properties due to reductions in natural gas and oil prices or substantial downward adjustments to its estimated proved reserves; Gasco’s ability to manage commodity price exposure; any failure by the gathering, transportation or processing facilities of Gasco’s natural gas, which would negatively affect its ability to deliver its natural gas production for sale; marketing of oil and natural gas; pipeline constraints; shortages of supplies, equipment and personnel, and increases in operating costs and other expenses generally; estimated reserves of natural gas and oil and underlying assumptions of such estimated reserves; operating hazards inherent to the natural gas and oil business and the drilling of wells; acquisition and development of oil and gas properties, and replacement of reserves; delays in obtaining drilling permits and the timing and amount of future production of natural gas and oil; technological changes; competition; scope and extent of Gasco’s insurance coverage; title defects and deficiencies; federal and state regulatory or legislative developments, including with respect to environmental matters; general economic conditions in the United States and key international markets, including credit and capital market constraints; and other risks described in (1) Part I, Item 1A “Risk Factors,” Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” Part II, Item 7A “Quantitative and Qualitative Disclosure About Market Risk” and elsewhere in Gasco’s Annual Report on Form 10-K for the year ended December 31, 2012, (2) Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, Part II, Item 1A “Risk Factors,” Part II, Item 3 “Quantitative and Qualitative Disclosures About Market Risk” and elsewhere in Gasco’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and (3) Gasco’s other reports and registration statements filed from time to time with the SEC.

Any of these factors could cause Gasco’s actual results to differ materially from the results implied by these or any other forward-looking statements made by Gasco.  Gasco cannot assure you that its future results will meet its expectations.  When you consider these forward-looking statements, you should keep in mind these factors.  All subsequent written and oral forward-looking statements attributable to Gasco, or persons acting on its behalf, are expressly qualified in their entirety by these factors.  Gasco’s forward-looking statements speak only as of the date made.  Gasco assumes no duty to update or revise its forward-looking statements based on changes in internal estimates or expectations or otherwise.

[Financial and Operational Tables Accompany this News Release]

The notes accompanying the financial statements are an integral part of the consolidated financial statements and can be found in Gasco’s Filing on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on November 12, 2013.

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30,	December 31,
	2013	2012
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,008,434	$2,938,086
Accounts receivable
Joint interest billings	1,760,277	1,753,204
Revenue	780,952	777,567
Inventory	359,515	1,730,733
Inventory held for sale	351,575	—
Prepaid expenses	14,370	153,848
Total	5,275,123	7,353,438

PROPERTY, PLANT AND EQUIPMENT, at cost
Oil and gas properties (full cost method)
Proved properties	265,443,594	264,814,427
Unproved properties	31,717,970	31,486,314
Facilities and equipment	1,522,990	1,493,314
Furniture, fixtures and other	504,441	506,511
Total	299,188,995	298,300,566
Less accumulated depletion, depreciation, amortization and impairment	(254,367,017)	(253,176,523)
Total	44,821,978	45,124,043

NONCURRENT ASSETS
Deposits	551,370	531,443
Deferred financing costs	629,361	845,367
Total	1,180,731	1,376,810

TOTAL ASSETS	$51,277,832	$53,854,291

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

(Unaudited)

	September 30,	December 31,
	2013	2012

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
5.5% Convertible Senior Notes due 2015, net of unamortized discount of $14,731,680	$30,436,320	$—
Accounts payable	1,569,713	1,548,121
Revenue payable	2,914,938	2,454,282
Advances from joint interest owners	47,667	47,667
Accrued interest	2,495,022	586,556
Accrued expenses	236,000	396,000
Total	37,699,660	5,032,626

NONCURRENT LIABILITIES
5.5% Convertible Senior Notes due 2015, net of unamortized discount of $18,530,539	—	26,637,461
Deferred income from sale of assets	2,311,338	2,463,177
Asset retirement obligation	876,201	815,660
Derivative instruments	71,000	907,500
Deferred rent	283,718	294,236
Total	3,542,257	31,118,034

STOCKHOLDERS’ EQUITY
Series B Convertible Preferred stock - $0.001 par value; 20,000 shares authorized; zero shares outstanding	—	—
Series C Convertible Preferred stock - $0.001 par value; 2,000,000 shares authorized; 182,065 shares outstanding as of September 30, 2013 and December 31, 2012	182	182
Common stock - $0.0001 par value; 600,000,000 shares authorized; 169,731,980 shares issued and 169,658,280 outstanding as of September 30, 2013 and 169,823,681 shares issued and 169,749,981 outstanding as of December 31, 2012	16,973	16,982
Additional paid-in capital	262,764,582	262,624,918
Accumulated deficit	(252,615,527)	(244,808,156)
Less cost of treasury stock of 73,700 common shares	(130,295)	(130,295)
Total	10,035,915	17,703,631

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$51,277,832	$53,854,291

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,
	2013	2012

REVENUES
Gas	$1,973,446	$1,450,782
Oil	526,879	357,843
Total	2,500,325	1,808,625

OPERATING EXPENSES
Lease operating	815,295	975,520
Transportation and processing	820,411	326,861
Depletion, depreciation, amortization and accretion	356,480	524,995
Impairment	789,143	1,016,000
General and administrative	904,701	1,154,063
Total	3,686,030	3,997,439

OPERATING LOSS	(1,185,705)	(2,188,814)

OTHER (EXPENSE) INCOME
Interest expense	(2,077,831)	(1,752,716)
Derivative gains	104,000	720,000
Amortization of deferred income from sale of assets	50,613	50,613
Interest income	—	7
Total	(1,923,218)	(982,096)

NET LOSS	$(3,108,923)	$(3,170,910)

NET LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.02)	$(0.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	169,554,076	169,324,481

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Nine Months Ended September 30,
	2013	2012

REVENUES
Gas	$5,793,536	$5,031,824
Oil	1,439,290	1,560,941
Total	7,232,826	6,592,765

OPERATING EXPENSES
Lease operating	2,416,559	3,815,987
Transportation and processing	2,179,655	1,502,224
Depletion, depreciation, amortization and accretion	1,125,258	2,023,261
Impairment	1,019,643	9,071,000
General and administrative	3,364,092	3,671,664
Total	10,105,207	20,084,136

OPERATING LOSS	(2,872,381)	(13,491,371)

OTHER INCOME (EXPENSE)
Interest expense	(5,923,329)	(5,141,430)
Gain on sale of assets	—	2,567,574
Derivative gains	836,500	2,508,090
Amortization of deferred income from sale of assets	151,839	151,839
Interest income	—	24,685
Total	(4,934,990)	110,758

NET LOSS	$(7,807,371)	$(13,380,613)

NET LOSS PER COMMON SHARE — BASIC AND DILUTED	$(0.05)	$(0.08)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC AND DILUTED	169,554,076	168,814,549

GASCO ENERGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(7,807,371)	$(13,380,613)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depletion, depreciation, amortization, accretion and impairment expense	2,144,901	11,094,261
Stock-based compensation	139,655	215,947
Change in fair value of derivative instruments	(836,500)	(1,252,142)
Gain on sale of assets	—	(2,567,574)
Amortization of debt discount, deferred expenses and other	3,852,508	3,013,155
Payment of deposit	(19,927)	(38,138)
Changes in operating assets and liabilities:
Accounts receivable	(10,458)	13,338
Inventory	—	(1,463)
Note receivable	—	500,000
Prepaid expenses	139,478	110,266
Accounts payable	539,592	(1,111,826)
Revenue payable	460,656	538,338
Accrued interest	1,908,466	621,060
Accrued expenses	(160,000)	(142)
Net cash provided by (used in) operating activities	351,000	(2,245,533)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for acquisitions, development and exploration	(1,280,652)	(4,522,011)
Cash paid for furniture, fixtures and other	—	(205,774)
Proceeds from sale of assets	—	19,192,321
Decrease in advances from joint interest owners	—	(50,845)
Net cash (used in) provided by investing activities	(1,280,652)	14,413,691

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under line of credit	—	2,000,000
Repayment of borrowings	—	(10,544,969)
Net cash used in financing activities	—	(8,544,969)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(929,652)	3,623,189

CASH AND CASH EQUIVALENTS:
BEGINNING OF PERIOD	2,938,086	1,965,967
END OF PERIOD	$2,008,434	$5,589,156